Exhibit 10.3

3333 Susan Street	T (714) 662-5600	emulex.com
Costa Mesa, CA 92626	F (714) 241-0792

July 12, 2013

Mr. Jeffrey W. Benck

7 Bell Pasture Road

Ladera Ranch, CA 92694

Dear Jeff:

Reference is made to that certain Key Employee Retention Agreement between you and Emulex Corporation (“Emulex”), effective as of January 1, 2013 (the “KERA”), which sets forth certain severance benefits that you may be entitled to receive in the event of a qualifying termination of your employment with Emulex. This letter agreement sets forth our mutual understanding with respect to amendment of the KERA as set forth herein. Accordingly, we hereby agree as follows:

Section 3(n) of the KERA is hereby amended and restated in its entirety as follows:

“(n) “Severance Period” means twenty four (24) months.”

Except as specifically amended hereby, the KERA will remain unchanged. As amended hereby, the KERA will continue in full force and effect.

Very truly yours,

EMULEX CORPORATION

By:	/s/ James M. McCluney
Name:	James M. McCluney
Title:	Executive Chairman

Accepted and Agreed to:

JEFFREY W. BENCK

By:	/s/ Jeffrey W. Benck
Date:	July 12, 2013